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                                                                 EXHIBIT (10)(l)
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                              BOARD OF DIRECTORS'
                           MEETING OF MARCH 10, 1999
                              PROPOSED RESOLUTION
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The Chairman stated that the Compensation Committee at its meeting held on March
9, 1999, recommended that the 1998 Management Share Incentive Plan (the "1998 Plan") be amended to correct the 1998 Plan to conform to actual usage. After discussion, upon motion duly made and seconded, the following resolution was unanimously adopted:

     WHEREAS, Section 12 of the 1998 Management Share Incentive Plan (the "1998 Plan") reserves to the Board the power to amend the Plan from time to time;

     WHEREAS, the Board desires to amend the definition of Retirement contained in the 1998 Plan to conform to the definition contained in the 1987 Management Share Incentive Plan and to the manner in which the two Plans have been administered;

     NOW THEREFORE, BE IT RESOLVED that Section 18(v) of the 1998 Plan is hereby amended to read as follows:

        "(v) `Retirement' means retirement under any retirement plan of the Company or a Participating Subsidiary."